Exhibit 99.1

Sigma Labs Announces Private Placement of Convertible Preferred Stock and Warrants

Financing Will Support Sigma Labs’ Ability to Secure Purchase Orders and OEM Licensees

SANTA FE, NM – January 27, 2020 – Sigma Labs, Inc. (NASDAQ: SGLB) (“Sigma Labs”), a leading developer of quality assurance software for the commercial 3D printing industry, has entered into a securities purchase agreement with certain institutional investors for the purchase of shares of a new series of the Company’s preferred stock, warrants to purchase the Company’s common stock and warrants to purchase such preferred stock for total gross cash proceeds to the Company of $1.5 million. The Company could also receive $6 million of gross proceeds if the warrants to purchase preferred stock are exercised in full for cash, and the Company has the right to force the exercise of up to $500,000 of such warrants, subject to certain equity conditions.

Additionally, the Company’s largest shareholder and certain of its directors have entered into a securities purchase agreement with the Company for the purchase of shares of another new series of the Company’s preferred stock and warrants to purchase the Company’s common stock for total gross cash proceeds to the Company of $500,000.

The foregoing transactions are expected to close on or about January 28, 2020, subject to the satisfaction of customary closing conditions.

“The evidence is mounting that the Additive Manufacturing industry is accelerating towards wider adoption and commercialization in concert with the market’s validation of our technology,” said Sigma Labs Executive Chairman, Mark Ruport. “In order to capitalize on the momentum and generate increasing revenue starting in 2020, we felt that it was imperative for the Company to strengthen its balance sheet and enter into agreements that could provide substantial additional capital going forward. Based on these agreements, we intend to extend our reach and continue to build meaningful, and mutually beneficial, relationships with leading 3D printer manufacturers, enterprise end-users, Research & Development organizations and AM software manufacturers. It’s an exciting time and I look forward to providing a comprehensive update on our progress in our year-end conference call in March,” concluded Ruport.

Dawson James Securities, Inc. acted as the exclusive placement agent.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of such securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Terms of the private placements and related agreements are disclosed in the Company’s Form 8-K filed with the Securities and Exchange Commission, available at http://www.sec.gov.

About Sigma Labs

Sigma Labs, Inc. (NASDAQ: SGLB) is a leading provider of quality assurance software to the commercial 3D printing industry under the PrintRite3D® brand. Founded in 2010, Sigma is a software company that specializes in the development and commercialization of real-time computer aided inspection (CAI) solutions known as PrintRite3D® for 3D advanced manufacturing technologies. Sigma Labs’ advanced computer-aided software product revolutionizes commercial additive manufacturing, enabling non-destructive quality assurance mid-production, uniquely allowing errors to be corrected in real-time. For more information, please visit www.sigmalabsinc.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “prospects,” “outlook,” and similar words or expressions, or future or conditional verbs such as “will,” “should,” “would,” “may,” and “could” are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from any anticipated results, performance or achievements. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company’s forward-looking statements, please see the Company’s Annual Report on Form 10-K (including but not limited to the discussion under “Risk Factors” therein) filed with the SEC on April 1, 2019 and which may be viewed at www.sec.gov.

Contacts:

Media Contact:

Julia Wakefield

Vice President

Rubenstein Public Relations

212-805-3021

jwakefield@rubensteinpr.com

www.rubensteinpr.com

Investor Contact:

Chris Tyson

Managing Director

MZ Group - MZ North America

949-491-8235

SGLB@mzgroup.us

www.mzgroup.us